Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

AmericasBank Corp.

Towson, Maryland

As independent registered public accounting firm, we hereby consent to the incorporation of our report dated January 26, 2007, on the consolidated financial statements of AmericasBank Corp. and Subsidiary (the Company) included in this Form 10-KSB into the Company’s previously filed registration statement on Form S-8, File No. 333-119373.

/s/ Rowles & Company, LLP

Baltimore, Maryland
March 26, 2007